Exhibit 3.26

CERTIFICATE OF INCORPORATION

OF

MATCH.COM INTERNATIONAL HOLDINGS, INC.

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of incorporation and do hereby certify as follows:

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

Match.com International Holdings, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, City of Dover, County of Kent, State of Delaware 19904.  The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

The Corporation shall be authorized to issue 30,000 shares of capital stock, 10,000 shares of which shall be Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), 10,000 shares of which shall be Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and 10,000 shares of which shall be Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

Section 1.  Common Stock.

(a)                                 General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.  Except as otherwise provided in Section 1 of this Article IV and as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

(b)                                 Voting.  Except as otherwise provided herein or required by applicable law, (a) each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held as of the applicable record date on any matter that is submitted to a vote or for the consent of the shareholders of the Corporation, and (b) each holder of Class B Common Stock shall not be entitled to vote on any matter that is submitted to a vote or for the consent of the shareholders of the Corporation.  Holders of Common Stock shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the shareholders of the Corporation.

(c)                                  Dividends.  Subject to the provisions of the Preferred Stock, as and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive such dividends pro rata among all holders of Common Stock at the same rate per share of each class of Common Stock; provided, that (a) if dividends are declared or paid in shares of Common Stock, the dividends payable to holders of Class A Common Stock shall be payable in shares of Class A Common Stock and the dividends payable to holders of Class B Common Stock shall be payable in shares of Class B Common Stock and (b) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which are convertible into such voting securities on the same terms as the Class B Common Stock is convertible into the Class A Common Stock.

(d)                                 Liquidation.  Subject to the provisions of the Preferred Stock, the holders of Class A Common Stock and the holders of the Class B Common Stock shall be entitled to participate pro rata at the same rate per share of each class of Common Stock in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

(e)                                  Conversion.

(i)                                     In connection with the occurrence of a Conversion Event, each outstanding share of Class B Common Stock shall be converted into a share of Class A Common Stock.  For the purposes of Section 1(e) of this Article IV, (i) “Conversion Event” shall mean (y) the occurrence of an initial Public Offering, or (z) the vote by the holders of a majority of the outstanding shares of Class A Common Stock to convert all of the shares of Class B Common Stock into shares of Class A Common Stock, and (ii) “Public Offering” shall mean the sale of shares of the Corporation’s Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended from time to time (other than a public offering relating solely to a transaction under Rule 145 promulgated pursuant to the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation).

(ii)                                  The conversion of Class B Common Stock into Class A Common Stock shall be deemed to have been effected as of the close of business on the date of the Conversion Event and at such time the rights of the holder of the converted Class B Common Stock shall cease and each holder shall be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby.

(iii)                               Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates for the Class A Common Stock issuable upon such conversion.

(iv)                              The issuance of certificates for Class A Common Stock upon conversion of Class B Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock.

(v)                                 The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding Class B Common Stock.

(vi)                              The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Class B Common Stock.  The Corporation shall assist and cooperate with any holder of Class B Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class B Common Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

(f)                                   Stock Splits.  If the Corporation in any manner subdivides or combines or takes any similar action with respect to the outstanding shares of one class of Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionately subdivided or combined in a similar manner or a similar action will be taken with respect to such other classes.

Section 2.  Preferred Stock.  Preferred Stock shall be issued in one or more series.  The Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to tune the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.  Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

ARTICLE V

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

ARTICLE VII

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE VIII

The Corporation hereby renounces, to the fullest extent permitted by Section 122(17) of the General Corporation Law of the State of Delaware, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities presented to one or more of its directors or stockholders.

ARTICLE IX

Section 1.  Elimination of Certain Liability of Directors.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Section 2.  Indemnification and Insurance.

(a)                                 Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.  The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)                                 Right of Claimant to Bring Suit.  If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)                                  Non Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d)                                 Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

ARTICLE X

The name and mailing address of the incorporator is Gregg Winiarski, c/o IAC/InterActiveCorp, 152 West 57th Street, 42nd Floor, New York, New York 10019.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 7th day of November, 2005.

/s/ Gregg Winiarski
Gregg Winiarski
Incorporator